UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 4, 2008

STEREOTAXIS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50884	94-3120386
(Commission File Number)	(IRS Employer Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, Missouri	63108
(Address of Principal Executive Offices)	(Zip Code)

(314) 678-6100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On November 4, 2008, Stereotaxis, Inc. (the “Company”), Sanderling Venture Partners and Alafi Capital (the “Lenders”) executed a term sheet under which the Lenders committed to extend their February 2008 agreement to loan the Company an aggregate of $20 million on an unsecured basis. As amended, the commitment will expire on the earlier of March 31, 2010 or the date the Company receives at least $20 million of third party, non-bank financing (a “Qualified Financing”). The Lenders are affiliates of Fred A. Middleton and Christopher Alafi, respectively, each of whom is a member of the Company’s Board of Directors (the “Board”). This facility may also be used by the Company to guarantee its loan commitments with Silicon Valley Bank, its primary bank lender, through the same extended term.

The Company has agreed that it will issue the Lenders warrants to purchase common stock in exchange for the extension of the commitment. The number of warrants and exercise price will be agreed upon at a later time. The Company has agreed to use its best efforts to register the shares of common stock underlying the warrants.

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced, on November 4, 2008, Bevil J. Hogg, the Company’s Chief Executive Officer, notified the Company of his intention to retire effective as of December 31, 2008. The Board appointed Michael P. Kaminski to serve as the Company’s President and Chief Executive Officer, effective January 1, 2009. Mr. Kaminski is currently the Company’s President and Chief Operating Officer.

Mr. Kaminski, 48, joined the Company in April 2002 as Chief Operating Officer. Prior to coming to the Company, he spent nearly 20 years with Hill- Rom Company (Hillenbrand Industries). In his last position as Senior Vice President of North American Sales and Service, he was responsible for sales and service for the North American hospital business with revenue exceeding $750 million. Mr. Kaminski began his career at Hill-Rom in a manufacturing management position and then worked in several functional departments, including sales, marketing, purchasing, new product development, and general management of multiple businesses. Over this 20 year period, Hill-Rom grew from $80 million to over $1.2 billion in worldwide revenues. Mr. Kaminski has a B.S. in Marketing from Indiana University and an M.B.A. from Xavier University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: November 10, 2008	By:	/s/ James M. Stolze
	Name:	James M. Stolze
	Title:	Vice President and Chief Financial Officer